                                                                    EXHIBIT 10.9

                       SEVENTH AMENDMENT AND AGREEMENT TO
                   CONSIGNMENT AND FORWARD CONTRACTS AGREEMENT

      This SEVENTH AMENDMENT AND AGREEMENT TO CONSIGNMENT AND FORWARD CONTRACTS AGREEMENT is made as of March 31, 2004, by and between FLEET PRECIOUS METALS INC., a Rhode Island corporation with offices at 111 Westminster Street, Providence, Rhode Island 02903 ("FPM"), and WOLVERINE TUBE, INC., a Delaware corporation with its principal place of business at 200 Clinton Avenue, Suite 1000, Huntsville, Alabama 35801 ("WOLVERINE TUBE"), WOLVERINE TUBE (CANADA) INC., an Ontario corporation with its principal place of business at P.O. Box, 7515, London, Ontario, Canada N5Y5S6 ("WOLVERINE CANADA"), and WOLVERINE JOINING TECHNOLOGIES, LLC, a Delaware limited liability company and successor by merger to WOLVERINE JOINING TECHNOLOGIES, INC., a Delaware corporation with its principal place of business at 235 Kilvert Street, Warwick, Rhode Island 02886 ("WOLVERINE JOINING") (Wolverine Tube, Wolverine Canada and Wolverine Joining are hereinafter sometimes referred to individually as a "COMPANY" and collectively as the "COMPANIES").

                                WITNESSETH THAT:

      WHEREAS, FPM and the Companies are parties to a certain Consignment, Forward Contracts and Trading Line Agreement dated as of March 28, 2001, as previously amended (as amended, the "Consignment and Forward Contracts Agreement") pursuant to which FPM agreed to extend certain consignment and other credit facilities to the Companies, on the terms and conditions contained therein; and

      WHEREAS, the parties hereto desire to amend the Consignment and Forward Contracts Agreement as hereinafter provided;

      NOW, THEREFORE, for value received, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1. All capitalized terms used herein without definition shall have the meanings assigned by the Consignment and Forward Contracts Agreement.

      2. Effective the date hereof, the title of the "Consignment, Forward Contracts and Trading Line Agreement" is changed to the "Consignment and Forward Contracts Agreement".

      3. Effective the date hereof, definition of "Consignment Limit" set forth in Paragraph 1.13 of the Consignment, Forward Contracts and Trading Line Agreements is amended in its entirety to read as follows:

            "1.13. "Consignment Limit" means:

                  (a) the lesser of (i) Twelve Million Dollars ($12,000,000), or (ii) the value (as determined pursuant to Paragraph 2.2 hereof) of Two Million (2,000,000) fine troy ounces of silver; or

                  (b) such limit as FPM and the Companies may agree upon from time to time as evidenced by an amendment in substantially the form of Exhibit B attached hereto and made a part hereof or in such other form as FPM shall require."

      4. Effective the date hereof, definition of "Consolidated Net Income" set forth in Paragraph 1.65 of the Consignment and Forward Contracts Agreement is amended in its entirety to read as follows:

            "1.65. "Consolidated Net Income" means, for any period, the net income after taxes of the Consolidated Parties for such period, as adjusted for:

                  (i) non-cash adjustments to Consolidated Net Income due to the effect of changes in accounting methods required by GAAP;

                  (ii) adjustments to Consolidated Net Income on account of the discontinuation of the operations of Wolverine Ratcliffs, Inc. with respect to the 2002 fiscal year in an amount not to exceed $7,500,000, as determined in accordance with GAAP; and

                  (iii) the tax adjusted net value of (a) the non-cash
            adjustments to Consolidated Net Income on account of gains or losses resulting from changes in the metal variance account required by the marked to market of the Copper Hedge, as determined in accordance with GAAP and (b) the non-cash adjustments to valuations of inventory that consists of copper covered by the Copper Hedge resulting from the Companies' marked to market of inventory levels under the Copper Hedge at the time of testing (with the submission of the certificate pursuant to Section 7.6(d), the Companies will provide FPM with a reconciliation of these adjustments in a format similar to that of Exhibit F)."

      5. Effective the date hereof, Paragraph 1 of the Consignment and Forward Contracts Agreement is amended by adding the following definition to read in its entirety as follows:

            "1.78. "Copper Hedge" means the Trading Agreements between PB Financial, Inc. and the Companies related to hedging copper and any other copper hedging contract permitted hereunder entered into by any of the Companies."

      6. Effective the date hereof, Paragraph 4 of the Consignment and Forward Contracts Agreement is deleted in its entirety with the effect that the Companies and their Approved Customers shall no longer have the ability to enter into Trades to buy Precious Metal from FPM under the Trading Line. All necessary conforming changes to the Consignment and Forward Contracts Agreement necessitated by reason of this Paragraph shall be deemed to have been made.

      7. Effective the date hereof, Paragraph 7.8 of the Consignment and Forward Contracts Agreement is amended in its entirety to read as follows:

            "7.8. Fixed Charge Coverage Ratio. The Consolidated Parties shall maintain a Fixed Charge Coverage Ratio of not less than the following ratios for the indicated fiscal quarter:

                                                              Minimum Fixed Charge
         Fiscal Quarter Ending                                   Coverage Ratio
--------------------------------------------------            --------------------
March 31, 2004                                                       0.65:1
June 30, 2004                                                        0.50:1
September 30, 2004                                                   0.70:1
December 31, 2004                                                     1.0:1
Each fiscal quarter ending after December 31, 2004                   1.05:1

      8. Effective the date hereof, Paragraph 7.6(e) of the Consignment and Forward Contracts Agreement is amended by adding the following sentence at the end thereof to read in its entirety as follows:

      "In addition to the foregoing, at the time of the delivery of the financial statements provided in Paragraph 7.6 (a), (b), and (c), a certificate of the Companies substantially in the form of Exhibit F attached hereto demonstrating the adjustments made to Consolidated Net Income pursuant to subparagraph (iii) of the definition of Consolidated Net Income and the adjustments made to consolidated operating income pursuant to subparagraphs (a) and (b) of the definition of consolidated operating income set forth in Paragraph 7.13."

      9. Effective the date hereof, Paragraph 7.9 of the Consignment and Forward Contracts Agreement is amended in its entirety to read as follows:

            "7.9. Capital Expenditures. The Consolidated Parties shall not make Consolidated Capital Expenditures in excess of (a) $15,000,000 during the Fiscal Year ending December 31, 2004, (b) $20,000,000 during the Fiscal Year ending December 31, 2005, (c) $22,000,000 during the Fiscal Year ending December 31, 2006, and (d) $25,000,000 during the Fiscal Year ending December 31, 2007 (in each case computed on a non-cumulative basis)."

      10. Effective the date hereof, Paragraph 7.10 of the Consignment and Forward Contracts Agreement is amended in its entirety to read as follows:

            "7.10. Minimum Consolidated EBITDA. Consolidated EBITDA for the Consolidated Parties shall at all times be greater than or equal to the following amounts for the indicated fiscal quarter, calculated on a rolling four quarter basis:

                                                              Minimum Consolidated
              Fiscal Quarter Ending                                  EBITDA
--------------------------------------------------            --------------------
March 31, 2004                                                    $23,000,000
June 30, 2004                                                     $23,500,000
September 30, 2004                                                $29,500,000
December 31, 2004                                                 $36,000,000
Each fiscal quarter ending after December 31, 2004                $40,000,000

      11. Effective the date hereof, the Consignment and Forward Contracts Agreement is amended by adding Paragraph 7.12. to read in its entirety as follows:

            "7.12. Minimum YTD Consolidated EBITDA. Consolidated EBITDA for the Consolidated Parties from the beginning of the Fiscal Year to the end of each calendar month during such Fiscal Year shall not be less than ninety per cent (90%) of the EBITDA projections for the Consolidated Parties for that period as set forth in Exhibit E attached hereto."

      12. Effective the date hereof, the Consignment and Forward Contracts Agreement is amended by adding Paragraph 7.13. to read in its entirety as follows:

            "7.13. Minimum YTD Consolidated Operating Income. Consolidated operating income (as calculated in accordance with Exhibit E attached hereto) adjusted for (a) the non-cash adjustments to consolidated operating income on account of gains or losses resulting from changes in the metal variance account required by the marked to market of the Copper Hedge, as determined in accordance with GAAP and (b) the non-cash adjustments to valuations of inventory that consists of copper covered by the Copper Hedge resulting from the Companies' marked to market of inventory levels under the Copper Hedge at the time of testing for the Consolidated Parties from the beginning of the Fiscal Year to the end of each calendar month shall not be less than ninety per cent (90%) of the operating income projections for the Consolidated Parties for that period as set forth in Exhibit E attached hereto. The Companies will provide FPM with a reconciliation of these adjustments in a format similar to that of Exhibit F with the submission of the certificate pursuant to Section 7.6(d)."

      13. Effective the date hereof, the Consignment and Forward Contracts Agreement is amended by adding Paragraph 7.14. to read in its entirety as follows:

            "7.14. Restructuring Expenses. Not incur restructuring expenses in connection with the discontinuation of operations of the Booneville facility of the Companies in excess of One Million Two Hundred Thousand Dollars ($1,200,000) in Fiscal Year 2004."

      14. Effective the date hereof, Exhibit E is added to the Consignment and Forward Contracts Agreement in the form of Schedule A attached hereto and made a part hereof.

      15. Effective the date hereof, Exhibit F is added to the Consignment and Forward Contracts Agreement in the form of Schedule B attached hereto and made a part hereof.

      16. The Companies hereby acknowledge and agree that, due to a change in the risk profile of the Companies, from and after the date hereof, all examinations, audits and inventories performed by FPM pursuant to the provisions of Paragraph 7.2 of the Consignment and Forward Contracts Agreement shall be at the sole cost and expense of the Companies.

      17. All necessary conforming changes to the Consignment and Forward Contracts Agreement necessitated by reason of this Seventh Amendment and Agreement to Consignment and Forward Contracts Agreement shall be deemed to have been made.

      18. All references to the "Consignment and Forward Contracts Agreement" in all documents or agreements by and between the parties hereto, shall from and after the effective date hereof refer to the Consignment and Forward Contracts Agreement, as previously amended and as amended hereby, and all obligations of the Companies under the Consignment and Forward Contracts Agreement, as previously amended and as amended hereby, shall be secured by and be entitled to the benefits of such other documents and agreements.

      19. Except as amended hereby, the Consignment and Forward Contracts Agreement shall remain in full force and effect and is in all respects hereby ratified and affirmed.

      20. The Companies jointly and severally covenant and agree to pay all out-of-pocket expenses, costs and charges incurred by FPM (including reasonable fees and disbursements of counsel) in connection with the preparation and implementation of this Seventh Amendment and Agreement to Consignment and Forward Contracts Agreement. The Companies also jointly and severally covenant and agree to pay promptly all taxes and recording and filing fees payable under applicable law with respect to the amendment effected hereby.

      21. This Seventh Amendment and Agreement to Consignment and Forward Contracts Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                       *THE NEXT PAGE IS A SIGNATURE PAGE*

      IN WITNESS WHEREOF, the undersigned parties have caused this Seventh Amendment and Agreement to be executed by their duly authorized officers as of the date first above written.

WITNESS:                           WOLVERINE TUBE, INC.

/s/ Johann R. Manning, Jr.         By: /s/ James E. Deason
---------------------------            -----------------------------------------
                                   Title: Executive V.P., CFO and Secretary

                                   WOLVERINE TUBE (CANADA) INC.

/s/ Johann R. Manning, Jr.         By: /s/ James E. Deason
---------------------------            -----------------------------------------
                                   Title: Vice President and Secretary

                                   WOLVERINE JOINING TECHNOLOGIES, LLC,

/s/ Johann R. Manning, Jr.         By: /s/ James E. Deason
---------------------------            -----------------------------------------
                                   Title: Vice President and Assistant Treasurer

                                   FLEET PRECIOUS METALS INC.

                                   By: /s/ A. J. Capuano
                                       -----------------------------------------
                                   Title: Senior Vice President